Exhibit 5.1

[Letterhead of Stanley Black & Decker, Inc.]

August 15, 2017

Stanley Black & Decker, Inc.

1000 Stanley Drive

New Britain, Connecticut 06053

RE:    Stanley Black & Decker, Inc. — Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Senior Vice President, General Counsel and Secretary of Stanley Black & Decker, Inc., a Connecticut corporation (the “Corporation”), and have assisted the Corporation in connection with the filing by the Corporation of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration of an aggregate of $40,000,000 of unsecured obligations of the Company to pay deferred compensation in the future (the “Deferred Compensation Obligations”) pursuant to the Corporation’s Deferred Compensation Plan for Non-Employee Directors (the “Plan”).

I have examined the originals, or copies certified or otherwise identified to my satisfaction, of the Plan and such other corporate records, documents, certificates or other instruments as in my judgment are necessary or appropriate to enable me to render the opinion set forth below. In rendering such opinion, I have assumed that grants of shares of the Corporation’s Common Stock, par value $2.50 per share (the “Common Stock”) subject to restrictions on transferability pursuant to the Plan will be made only for past services to the Corporation having an aggregate value not less than the aggregate par value of the Common Stock so granted.

Based on the foregoing, I am of the opinion that the Deferred Compensation Obligations which may be incurred pursuant to the Plan will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of the parties to obtain further remedies.

Stanley Black & Decker, Inc.

August 15, 2017

I hereby consent to the filing of this opinion as an exhibit to the Corporation’s Registration Statement. In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder. Very truly yours,

/s/ Janet M. Link
Janet M. Link
Senior Vice President, General Counsel and Corporate Secretary

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